UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

200, 150 13 Avenue SW

Calgary, Alberta Canada T2R, 0V2

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2015, Gran Tierra Energy Inc. (“Gran Tierra”) and Gran Tierra Energy International Holdings Ltd., a wholly-owned indirect subsidiary of Gran Tierra (“GTEIH”), entered into a $500,000,000 credit facility pursuant to a Credit Agreement, dated as of September 18, 2015, by and among Gran Tierra, GTEIH, Scotiabank as administrative agent and Scotiabank and Societe Generale as Joint Lead Arrangers and Joint Bookrunners, and the lenders from time to time party thereto (the “Credit Agreement”).  Availability under the Credit Agreement is determined by a proven reserves-based borrowing base, and remains subject to the satisfaction of conditions precedent set forth in the Credit Agreement.  Loans under the Credit Agreement will mature on September 18, 2018.  The initial borrowing base is $200,000,000, and the borrowing base will be re-determined semi-annually based on reserve evaluation reports, subject to a maximum of $500,000,000.  The Credit Agreement includes a letter of credit sub-limit of up to $100,000,000.  Amounts drawn down under the Credit Agreement bear interest, at Gran Tierra’s option, at a Eurodollar rate plus a margin ranging from 2.00% per annum to 3.00% per annum, or an alternate base rate plus a margin ranging from 1.00% per annum to 2.00% per annum, in each case based on the borrowing base utilization percentage.  Undrawn amounts under the Credit Agreement bear interest at 0.75% per annum, based on the average daily amount of unused commitments.  A letter of credit participation fee of 0.25% per annum will accrue on the average daily amount of letter of credit exposure.  Under the terms of the Facility, Gran Tierra is required to maintain compliance with specified financial and operating covenants.

In connection with entering into the Credit Agreement, and as a condition precedent to borrowing loans thereunder, Gran Tierra, GTEIH, and certain of Gran Tierra’s other direct and indirect subsidiaries have entered into certain ancillary agreements (the “Related Agreements”), including but not limited to:

∙	a guaranty and collateral agreement;

∙	equitable charges over the shares of GTEIH, Petrolifera Petroleum (Colombia) Limited and Gran Tierra Energy Cayman Islands Inc.;

∙	a general security agreement executed and delivered by each of GTEIH, Solana Resources Limited, Gran Tierra, Gran Tierra Goldstrike and Gran Tierra Exchangeco Inc. (“GTE Exchangeco”) in favor of the Administrative Agent; and

∙	one or more securities pledge agreements executed and delivered by Gran Tierra Goldstrike Inc., 1203647 Alberta Ltd, Gran Tierra Exchangeco and Gran Tierra Callco ULC respecting all of the issued and outstanding shares in Solana Resources Limited, Gran Tierra Goldstrike and Gran Tierra Exchangeco.

The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement, are solely for the benefit of the parties (except as specifically set forth therein), may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Gran Tierra.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 18, 2015, by and among Gran Tierra, Gran Tierra Energy International Holdings Ltd., Scotiabank and Societe Generale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
Name: David Hardy
Title: V.P. Legal and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 18, 2015, by and among Gran Tierra, Gran Tierra Energy International Holdings Ltd., Scotiabank and Societe Generale.

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